VONTOBEL FUNDS, INC.
             (formerly named, The World Funds, Inc.)

                      ARTICLES OF AMENDMENT
                               TO
                    ARTICLES OF INCORPORATION
                     (to change the name of
                  a series of the corporation)

    *** AS FILED WITH THE MARYLAND DEPARTMENT OF ASSESSMENTS
                AND TAXATION ON MAY 21, 1997 ***

     Vontobel Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation") hereby certifies, in accordance with Section 2-605 of the Maryland General Corporation Law (the "GCL"), to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, at a meeting held on May 12, 1997, determined it to be in the best interest of the Corporation to change the name of the Vontobel Emerging Markets Fund series to the Vontobel Emerging Markets Equity Fund series.

     SECOND: In furtherance thereof, the Board of Directors adopted resolutions to amend the Articles of Incorporation to change the name of the Vontobel Emerging Markets Fund series to the Vontobel Emerging Markets Equity Fund series.

     THIRD: These Articles of Amendment changing the name of the Vontobel Emerging Markets Fund series have been approved by a majority of the entire Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation and
Section 2-605 of the GCL.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, and this amendment is limited to changes expressly permitted by
Section 2-605 of the GCL to be made without action by the stockholders.

     FIFTH: These Articles of Amendment shall be effective upon the close of business of the day of filing with the Maryland
Department of Assessments and Taxation.

     IN WITNESS WHEREOF, Vontobel Funds, Inc. has caused these
Articles of Amendment to be signed in its name and on its behalf this 13th day of May, 1997.

                  VONTOBEL FUNDS, INC.

                  By     JOHN PASCO, III

                         John Pasco, III
                         Chairman and Chief Executive Officer

ATTEST:

F. BYRON PARKER, JR.
Name:  F. Byron Parker, Jr.
Title:  Secretary

     THE UNDERSIGNED, Chairman and Chief Executive Officer of VONTOBEL FUNDS, INC., who executed on behalf of the said Corporation the foregoing Articles of Amendment, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         JOHN PASCO, III

                         John Pasco, III

199532.3